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                                                                    EXHIBIT 4.10


                         [FORM OF REVERSE OF DEBENTURE]

              _______% CONVERTIBLE SUBORDINATED DEBENTURE DUE 2030
                                   (CONTINUED)


         This Debenture is one of the subordinated debentures of the Company (herein sometimes referred to as the "Debentures"), all issued or to be issued under and pursuant to an Indenture dated as of November ___, 2000, (the "Indenture") duly executed and delivered between the Company and Wilmington Trust Company, as Trustee (the "Trustee"), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the holders of the Debentures. The Debentures are limited in aggregate principal amount as specified in the Indenture.

         Because of the occurrence and continuation of a Special Event (as defined in the Indenture), in certain circumstances, this Debenture may become due and payable at the principal amount together with any interest accrued thereon (the "Redemption Price"). The Redemption Price shall be paid prior to 12:00 noon, Eastern Standard Time, on the date of such redemption or at such earlier time as the Company determines. The Company shall have the right as set forth in the Indenture to redeem this Debenture at the option of the Company, as set forth in the Indenture, in whole or in part (i) at any time on or after December 31, 2003, at a Redemption Price equal to ____% of the principal amount so redeemed until December 31, 2003, and equal to ____% of the principal amount so redeemed on or after December 31, 2004, plus in each case accrued but unpaid interest hereon to the date of redemption (an "Early Redemption"); provided, however, the Company shall have no right to an Early Redemption unless the stock price for the Company's common stock has been at least 125% of the Conversion Price for a period of twenty consecutive business days ending within five days of the date of notice of redemption; (ii) at any time on or after December 31, 2005 at a Redemption Price equal to 100% of the principal amount so redeemed plus any accrued but unpaid interest hereon to the date of redemption ("Optional Redemption"); or (iii) at any time in certain circumstances upon the occurrence of a Special Event, at a Redemption Price equal to 100% of the principal amount hereof plus any accrued but unpaid interest hereon, to the date of such redemption. Any redemption pursuant to this paragraph shall be made upon not less than 30 days nor more than 60 days notice, at the Redemption Price. The Redemption Price shall be paid at the time and in the manner provided therefor in the Indenture. If the Debentures are only partially redeemed by the Company pursuant to an Early Redemption or an Optional Redemption, the Debentures shall be redeemed pro rata or by lot or by any other method utilized by the Trustee as described in the Indenture.

         In the event of redemption of this Debenture in part only, a new Debenture or Debentures for the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

         In case an Event of Default (as defined in the Indenture) shall have occurred and be continuing, the principal of all of the Debentures may be declared, and upon such declaration

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shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

         The Indenture contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Debentures at the time Outstanding (as defined in the Indenture) to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Debentures; provided, however, that no such supplemental indenture shall (i) extend the fixed maturity of the Debentures except as provided in the Indenture, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each Debenture so affected; or (ii) reduce the aforesaid percentage of Debentures, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Debenture then Outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time Outstanding, on behalf of all of the holders of the Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture, and its consequences, except a default in the payment of the principal of or interest on any of the Debentures. Any such consent or waiver by the registered holder of this Debenture (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debenture and of any Debenture issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debenture.

         Any Debentureholder has the right, exercisable at any time after __________, 2000 and on or before the close of business on the Business Day immediately preceding the date of repayment of the Debentures, whether at maturity or upon redemption (either at the option of the Company or pursuant to a Special Event), to convert the principal amount thereof (or any portion thereof that is an integral multiple of $10) into fully paid and nonassessable shares of Common Stock of the Company at an initial conversion ratio of _____ shares of Common Stock for each $10 in aggregate principal amount of Debentures (equal to an initial conversion price of $_____ per share of Common Stock), subject to adjustment under certain circumstances (the "Conversion Ratio"). The number of shares issuable upon conversion of a principal amount of Debentures shall be determined by dividing such principal amount by 10 and multiplying the quotient so obtained by the Conversion Ratio in effect on the Conversion Date. No fractional shares of Common Stock shall be issued upon conversion and, in lieu thereof, a cash payment shall be made for any fractional interest. The outstanding principal amount of any Debenture shall be reduced by the portion of the principal amount thereof converted into shares of Common Stock.

         To convert a Debenture, a Debentureholder must (i) complete and sign a Conversion Request substantially in the form attached hereto, (ii) surrender the Debenture to the Conversion Agent, (iii) furnish appropriate endorsements or transfer documents if required by the Debenture Registrar or Conversion Agent, and (iv) pay any transfer or similar tax, if required. If a Conversion Request is delivered on or after the regular record date and prior to the subsequent

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Interest Payment Date, the Debentureholder shall be required to pay to the
Company the interest payment to be made on the subsequent Interest Payment Date, and shall be entitled to receive the interest payable on the subsequent Interest Payment Date, on the portion of Debentures to be converted notwithstanding the conversion thereof prior to such Interest Payment Date. Notwithstanding the foregoing, if, during an Extended Interest Payment Period, a notice of redemption is mailed pursuant to Section 3.4 of the Indenture and a Debenture is converted after such mailing but prior to the relevant redemption date, all accrued but unpaid interest (including Additional Payments, if any) through the date of conversion shall be paid to the Debentureholder of such Debenture on the redemption date. Except as otherwise provided in the immediately preceding two sentences, in the case of any Debenture which is converted, interest with a Stated Maturity which is after the date of conversion of such Debenture shall not be payable, and the Company shall not make or be required to make any other payment, adjustment or allowance with respect to accrued but unpaid interest (including Additional Payments, if any) on the Debentures being converted, which shall be deemed to be paid in full. If any Debenture called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Debenture shall be paid to the Company upon Company request or, if then held by the Company, shall be discharged from such trust.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal and interest on this Debenture at the time and place and at the rate and in the money herein prescribed.

         Provided certain conditions are met, the Company shall have the right at any time during the term of the Debentures and from time to time to extend the interest payment period of such Debentures for up to 20 consecutive quarters (each, an "Extended Interest Payment Period"), at the end of which period the Company shall pay all interest then accrued and unpaid (together with interest thereon at the rate specified for the Debentures to the extent that payment of such interest is enforceable under applicable law). Before the termination of any such Extended Interest Payment Period, so long as no Event of Default shall have occurred and be continuing, the Company may further extend such Extended Interest Payment Period, provided that such Extended Interest Payment Period together with all such further extensions thereof shall not exceed 20 consecutive quarters, extend beyond the Stated Maturity or end on a date other than an Interest Payment Date. At the termination of any such Extended Interest Payment Period and upon the payment of all accrued and unpaid interest and any additional amounts then due and subject to the foregoing conditions, the Company may commence a new Extended Interest Payment Period.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable by the registered holder hereof on the Debenture Register of the Company, upon surrender of this Debenture for registration of transfer at the office or agency of the Trustee accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Trustee duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debentures of authorized denominations and for the same aggregate principal amount shall be issued to the designated transferee or

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transferees. No service charge shall be made for any such transfer, but the
Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

         Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, any paying agent and the Debenture Registrar may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debenture shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Debenture Registrar) for the purpose of receiving payment of or on account of the principal hereof and interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Debenture Registrar shall be affected by any notice to the contrary.

         No recourse shall be had for the payment of the principal of or the interest on this Debenture, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

         The Debentures are issuable only in registered form without coupons in denominations of $10 and any integral multiple thereof.

         All terms used in this Debenture that are defined in the Indenture shall have the meanings assigned to them in the Indenture.


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                           FORM OF CONVERSION REQUEST

To:      Southside Bancshares, Inc.

         The undersigned owner of these Preferred Securities hereby irrevocably elects to convert these Preferred Securities, or the portion below designated, into Common Stock of the Company (the "Common Stock") in accordance with the terms of the Indenture (the "Indenture"), dated as of __________, 2000, between Southside Bancshares, Inc., and Wilmington Trust Company.

         The undersigned owner of these Preferred Securities hereby directs the Conversion Agent to convert such Preferred Securities on behalf of the undersigned, into Common Stock (at the Conversion Ratio specified in the Indenture). The undersigned owner of these Preferred Securities also hereby notifies the Conversion Agent that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, should be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. (if shares are to be issued in the name of a person other than the undersigned, the undersigned shall pay all transfer taxes payable with respect thereto.)

Date:
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Principal Amount of Securities to be converted ($10 or integral multiples thereof): $
           -----------------

If a name of names other than the undersigned, please indicate in the spaces below the name or names in which the shares of Common Stock are to be issued, along with the address or addresses of such person or persons:

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(Sign exactly as your name appears on the other side of this Preferred Security)
(for conversion only)

Please print or type name and address, including zip code, and social security or other identifying number:




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Signature Guarantee:*
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*Signature must be guaranteed by an "eligible guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities and Exchange Act of 1934, as amended.